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                                 EXHIBIT 10.25




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TO:  Granges, Inc.

RE:  Amalgamation of Granges and Hycroft


     This letter records the agreement between Atlas Corporation ("Atlas") ad Granges Inc. ("Granges") pursuant to which Atlas will agree to vote its common shares in Granges in favor of the proposed amalgamation of Granges with Hycroft Resources & Development Co. Ltd. ("Hycroft") and the proposed share capital reduction to be approved b the shareholders of Granges at an extraordinary general meeting (the "EGM") to be held on March 30, 1995 or any adjournment thereof.

     Atlas will vote its common shares in Granges in favour of the amalgamation at the EGM provided that the amalgamation agreement to be entered into by Granges and Hycroft to be approved by a special resolution of the shareholders of Granges at the EGM contains the following provisions:

1.   Board of Directors
     ------------------

     The first board of director of the amalgamated company ("Amalg Co") will consist of the following 11 individuals:

                    David Sinclair
                    John Auston
                    Al Thompson
                    Ken Mathews
                    Peter Walton
                    David Birkenshaw
                    Mike Richings
                    James Dunnett
                    John Walton
                    Peter Steen
                    William Calhoun

     David Sinclair will be the Chairman of the Board of Amalg Co and David Birkenshaw will be the Vice Chairman of the Board of Amalg Co.

     The amalgamation agreement will stipulate that the term of office for all the initial directors will be until the first annual general meeting of Amalg Co in 1996, with the exception of John Auston, Ken Mathews and James Dunnett whose terms will expire on September 30, 1995.

     The amalgamation agreement of Amalg Co will also stipulate that two of the three vacant positions occurring on September 30, 1995 will not be filled by the remaining directors, that one of the three vacant positions will be filled by Keith Steeves effective October 1, 1995 and that the directors to be elected at the first annual general meeting in 1996

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will be nine in number. The following slate of directors will be proposed for election at the first annual general meeting of Amalg Co in 1996:

                    David Sinclair
                    Peter Walton
                    Al Thompson
                    David Birkenshaw
                    Mike Richings
                    Keith Steeves
                    John Walton
                    Peter Steen
                    William Calhoun

     If, after September 30, 1995, any of the individuals set out above is unable or unwilling to act as a director of Amalg Co the remaining directors shall fill such casual vacancies in the board, up to nine, in accordance with the articles of Amalg Co.

     Atlas agrees to vote its common shares in Granges in favor of electing the above slate of directors at the first annual general meeting of Amalg Co in 1996.

2.   President and Chief Executive Officer of Amalg Co
     -------------------------------------------------

     John Auston will be the first president and chief executive officer of Amalg Co. His term as president and chief executive officer will end concurrently with the end of his term as a director of Amalg Co on September 30, 1995. Mike Richings will be appointed president and chief executive officer of Amalg Co on October 1, 1995. Mr. Richings' appointment will be subject to approval by the board of directors of Amalg Co. Such appointment and any employment contract or arrangement with Mike Richings will be subject to approval of the board of directors at the time of his appointment as president and chief executive officer.

3.   Casting Vote
     ------------

     The articles of Amalg Co will provide that the chairman of the board of directors will not have a casting vote in the event if a tie, either at a meeting of directors or at a meeting of shareholders.

4.   Shareholder Rights Plan
     -----------------------

     Atlas will cause its nominees on the board of directors of Amalg Co to vote in favor of a shareholder rights plan to become effective immediately following the amalgamation of Granges and Hycroft and to be made subject to shareholder ratification at an extraordinary general meeting of Amalg Co to be held on or before September 30, 1995, at which meeting Atlas will vote its common shares in Granges in favor of the shareholder rights plan, subject to the shareholder rights plan containing a grandfathering provision for Atlas on the same terms and conditions as the grandfathering provision set out in the draft Granges Shareholder Protection Rights Agreement dated December 1, 1993, a copy of which was provided to Atlas.

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     Atlas and Granges agree that the second paragraph contained in section no.
1 of the agreement (the "Stand-Still Agreement") between Atlas and Granges dated May 13, 1994 is hereby amended by deleting the said second paragraph and substituting therefor the following: "Atlas shall have the right to propose nominees to the Granges board of directors, such number of nominees to be equal to Atlas' proportionate holdings of common shares of Granges multiplied by the total number of directors on the Granges board, rounded up or down to the nearest whole number. For the purposes of rounding, all numbers ending in 0.5 shall be rounded up." Atlas and Granges hereby further agree that the Stand-Still Agreement, as amended, shall remain binding upon Atlas and Granges and shall be binding upon Amalg Co until such time as the shareholders rights plan contemplated by this letter agreement shall have been ratified by the shareholders of Amalg Co, after which time the Stand-Still Agreement, as amended, shall cease to be of any further force or effect, save and except with respect to Atlas' entitlement to propose nominees to the board of directors of Amalg Co, which right shall continue in full force and effect.

5.   Special Committee
     -----------------

     The first board of directors of Amalg Co will elect at their first meeting following the amalgamation of Granges and Hycroft, John Auston, Peter Steen and Mike Richings, to a committee to be known as the Special Committee. The said committee will review and advise the board on joint exploration ventures with Atlas, development of a South American program and the exchange of technical information with Atlas.

6.   Share Exchange Ratio
     --------------------

     The foregoing agreements by Atlas are subject to the share exchange ratio upon the amalgamation of Granges and Hycroft not exceeding the ratios recommended to the board of directors of Granges in a letter from Lancaster Financial Corporation dated January 11, 1995.

DATED the   24th   day of     February   , 1995.
            ----              --------

ATLAS CORPORATION

By:  /s/ David J. Birkenshaw
     -----------------------
     Chairman and Chief Executive Officer


Agreed and accepted this   24th   day of     February  , 1995.
                           ----              --------

GRANGES INC.

By:  /s/ Tryggve G. Angel
     --------------------
     Chairman of the Board of Directors


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